UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2022

SIGNAL HILL ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41281	82-2579543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2810 N. Church Street, Suite 94644 Wilmington, DE	19802-4447
(Address of principal executive offices)	(Zip Code)

(646) 504-8172

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, which consist of one share of Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant to purchase one share of Class A common stock	SGHLU	The Nasdaq Global Market

Class A common stock, par value $0.0001 per share	SGHL	The Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	SGHLW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On March 24, 2022, Signal Hill Acquisition Corp. (the “Company”) announced that holders of the Company’s units will be able to separately trade the shares of common stock and warrants included in such units commencing on or about March 25, 2022. The common stock and warrants will be listed on The Nasdaq Global Market under the symbols “SGHL” and “SGHLW,” respectively. Units not separated will continue to be listed on The Nasdaq Global Market under the symbol SGHLU. A copy of the Company’s press release announcing the foregoing is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

99.1 Press Release dated March 24, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signal Hill Acquisition Corp.

Date: March 24, 2022	By:	/s/ Jonathan Bond
		Name:	Jonathan Bond
		Title:	Chief Executive Officer